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                                                                    Exhibit 16.1

                                [PwC Letterhead]

June 10, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Commissioners:

We have read the statements made by MasTec, Inc. (copy attached), which we understand will be filed with the Commission pursuant to Item 4 of Form 8-K as part of the Company's Form 8-K/A Report dated April 19, 2002. We agree with the statements concerning our firm in such Form 8-K/A.

Very truly yours,

/s/ PricewaterhouseCoopers LLP